Exhibit 99.1

Rubicon Names Eric Bauer as Chief Financial Officer

Atlanta, GA – December 9, 2024 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (OTC: RBTC), a leading provider of technology-based waste and recycling solutions, today announced the appointment of Eric Bauer as the Company’s Chief Financial Officer, effective immediately. Grant Deans, Rubicon’s Interim CFO, will continue as the Company’s Controller, reporting directly to Bauer.

“We are thrilled to welcome Eric to Rubicon as our Chief Financial Officer,” said Osman Ahmed, Interim CEO of Rubicon. “His extensive leadership experience and impressive track record of scaling successful organizations in the waste and environmental services industries will be invaluable as we continue to scale our operations and further invest in our partner-centric strategy.”

“I am honored to join Rubicon as Chief Financial Officer and to work alongside this talented team to advance the Company’s mission,” said Bauer. “Rubicon’s innovative approach to waste and recycling aligns perfectly with my passion for driving sustainable solutions and operational excellence. I look forward to helping to propel the Company’s continued expansion.”

Bauer is an accomplished executive with more than 20 years of experience in corporate leadership, investment banking, and private equity. Having spent the last five years in the waste and environmental services industries, Bauer comes to Rubicon from Circulus Holdings, PBLLC (“Circulus”), the proprietor of a solution to produce post-consumer recycled LDPE (low-density polyethylene) resin that helps keep plastics out of landfills, incinerators, and the world’s oceans, where he held the role of Chief Financial Officer. Before joining Circulus, Bauer held the position of Chief Financial Officer at Sharps Compliance, a publicly traded medical waste company, and Nuverra Environmental Solutions, a publicly traded water-focused environmental services infrastructure company. Prior to his corporate roles, Bauer served as Managing Director of Mergers and Acquisitions Advisory at Evercore where he completed over 65 separate advisory assignments from engagement to close, advising boards of directors, sponsors, and executives on strategic merger and acquisition transactions.

Bauer holds a Bachelor of Business Administration in Finance and a Bachelor of Arts in History from Southern Methodist University.

About Rubicon

Rubicon builds technology products and provides expert sustainability solutions to waste generators and material processors to help them understand, manage, and reduce waste. As a mission-driven company, Rubicon helps its customers improve operational efficiency, unlock economic value, and deliver better environmental outcomes. To learn more, visit rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) changes in applicable laws or regulations; 3) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; 4) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 5) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed March 28, 2024 with the Securities and Exchange Commission (the “SEC”)), Registration Statement on Form S-3, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Contact:

Benjamin Spall

Director of Communications

benjamin.spall@rubicon.com